Exhibit 99.1
IsoPlexis Reports Second Quarter 2022 Financial Results

BRANFORD, CONN., August 10, 2022 – IsoPlexis Corporation (Nasdaq: ISO), a company empowering labs to leverage the cells and proteome changing the course of human health, today reported financial results for the quarter ended June 30, 2022.

Recent Highlights

•Drove operational efficiencies and headcount reductions through our Reduction in Force (RIF) resulting in a $4.3 million reduction in operating expenses compared to Q1 2022, representing a 14% reduction which includes $3.7 million of nonrecurring restructuring expense

•Revenue of $4.0 million for the second quarter 2022, representing a 7% decrease from the corresponding period of 2021

•Trailing twelve months revenue of $18.7 million represents a 31% increase vs the prior year period

•Sold 20 new instruments in the second quarter, bringing the installed base to 254 total instruments, with systems at 100% of the top 15 global pharma and 78% of U.S. Comprehensive Cancer Centers

•Reprioritized product pipeline to focus on the effortlessly automated bulk proteomic CodePlex product suite, which runs on existing instrumentation, to launch in the first quarter of 2023

“Our team has continued to adapt to realize the large opportunities in cellular and proteomic analysis we have ahead of us. We continue to streamline and simplify our business to take advantage of this opportunity and produce more profitable growth.” said Sean Mackay, Co-founder and CEO of IsoPlexis. “We are excited for key initiatives involving continued commercial expansion with our land and expand strategies, consumable gross margin improvement, and the launch of our new CodePlex product. In particular, the CodePlex product suite with its ability to effortlessly automate proteomics for any lab represents a large, mainstream customer opportunity. Our team continues to have strong conviction in our products and growth prospects based on validation of the high need amongst customers for easier access to key cells and the proteome.”

Second Quarter 2022 Financial Results

Revenue was $4.0 million for the three months ended June 30, 2022, a 7% decrease from $4.3 million for the three months ended June 30, 2021. These results were primarily driven by the China lockdown due to the re-emergence of Covid-19, overall economic slowness and inflationary challenges in both the U.S. and Europe, and our own reorganization and RIF, which, while proving to be effective, took time to execute and process.

Gross margin was 52% for the second quarter of 2022, as compared to 53% for the corresponding prior year period.

Total operating expenses were $26.4 million for the second quarter of 2022, which included restructuring expenses of $3.7 million. Excluding the restructuring expenses of $3.7 million, non-GAAP adjusted operating expenses (representing operating expenses less restructuring expenses) of $22.8 million were $7.9 million or, 26% lower than the first quarter 2022 as we streamlined our commercial and operational structure to support sustainable growth.

Operating loss was $24.4 million for the second quarter of 2022, as compared to $18.4 million for the corresponding prior year period.

Net loss was $25.6 million for the second quarter of 2022, as compared to a net loss of $20.6 million for the corresponding prior year period.

Cash was $71.6 million as of June 30, 2022.

2022 Guidance

IsoPlexis now expects full year 2022 revenue to reflect at least a 20% increase over full year 2021, or $20.7 million.

Webcast Information

IsoPlexis will host a conference call to discuss the second quarter 2022 financial results before market open on Wednesday, August 10, 2022 at 5:30 am Pacific Time / 8:30 am Eastern Time. A webcast of the conference call can be accessed at http://investors.isoplexis.com. The webcast will be archived and available for replay for at least 90 days after the event.

Please also find our updated investor presentation on our website (https://investors.isoplexis.com/news-events/presentations).

About IsoPlexis

IsoPlexis is empowering labs, changing the course of human health.

By leading the discovery and identification of how multi-functional immune cells communicate and respond, IsoPlexis assists researchers in understanding and predicting disease progression, treatment resistance and therapeutic efficacy.

IsoPlexis has been named Top Innovation or Design by The Scientist Magazine, Fierce, BIG Innovation, Red Dot and multiple others. The IsoPlexis platform is used globally by researchers, including those at the top 15 global pharmaceutical companies by revenue and 78% of leading U.S. comprehensive cancer centers.

Forward Looking Statements

This press release contains “forward-looking statements.” These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies and other future conditions. Such forward-looking statements may include, without limitation, statements about future opportunities for us and our products and services, our future operations, financial or operating results, including our financial guidance, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competitions and other expectations and targets for future periods. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “predict,” “project,” “target,” “potential,” “seek,” “will,” “would,” “could,” “continuing,” “forward,” “should,” “continue,” “contemplate,” “plan,” and other words and terms of similar meaning. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results of operations, financial condition and cash flows, and the development of the markets in which we operate, are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them.

Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, among others, the following: estimates of our addressable market, market growth, future revenue, expenses, capital requirements and our needs for additional financing; the implementation of our business model and strategic plans for our products and technologies; competitive companies and technologies and our industry; our ability to manage and grow our business by expanding our sales to existing customers or introducing our products to new customers; our ability to develop and commercialize new products; our ability to establish and maintain intellectual property protection for our products or avoid or defend claims of infringement; the performance of third party suppliers; our ability to hire and retain key personnel and to manage our future growth effectively; our ability to obtain additional financing in future offerings; the volatility of the trading price of our common stock; our expectations regarding use of proceeds from our initial public offering (“IPO”); the potential effects of government regulation; the impact of COVID-19 on our business; and our expectations about market trends. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section “Risk Factors” included in our Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 30, 2022, and our other subsequent filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. We qualify all of the forward-looking statements in this press release by these cautionary statements. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact
investors@isoplexis.com

Press Contact
press@isoplexis.com

IsoPlexis Corporation
Condensed Consolidated Statements of Operations
(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except share and per share amounts)	2022	2021	2022	2021
Revenue
Product revenue	$3,323	$4,089	$7,777	$7,016
Service revenue	682	200	1,139	507
Total revenue	4,005	4,289	8,916	7,523
Cost of product revenue	1,813	2,001	4,142	3,551
Cost of service revenue	116	4	142	28
Gross profit	2,076	2,284	4,632	3,944
Operating expenses:
Research and development expenses	7,056	5,495	14,190	9,169
General and administrative expenses	8,447	5,186	19,923	9,564
Sales and marketing expenses	7,246	9,957	19,289	17,031
Restructuring expenses	3,699	—	3,699	—
Total operating expenses	26,448	20,638	57,101	35,764
Loss from operations	(24,372)	(18,354)	(52,469)	(31,820)
Other income (expense):
Interest expense, net	(1,210)	(870)	(2,196)	(1,613)
Other income (expense), net	(24)	(1,330)	334	(2,680)
Net loss	$(25,606)	$(20,554)	$(54,331)	$(36,113)
Accrued dividends on preferred stock	—	(3,335)	—	(6,611)
Net loss attributable to common stockholders	(25,606)	(23,889)	(54,331)	(42,724)
Basic and diluted net loss per common share	$(0.65)	$(11.10)	$(1.39)	$(19.92)
Weighted-average common shares outstanding—basic and diluted	39,117,157	2,152,083	39,077,369	2,144,856

IsoPlexis Corporation
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands, except share amounts)	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash	$71,608	$126,566
Accounts receivable, net	3,484	4,100
Inventories, net	38,988	24,299
Prepaid expenses and other current assets	2,139	3,478
Total current assets	116,219	158,443
Property and equipment, net	10,174	5,778
Intangible assets, net	20,478	21,008
Operating lease right-of-use assets	5,654	—
Other assets	441	2,243
Total assets	$152,966	$187,472
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,246	$4,839
Accrued expenses and other current liabilities	6,172	7,827
Deferred revenue	972	915
Total current liabilities	11,390	13,581
Long-term operating lease obligations	5,104	—
Long-term debt	45,897	31,646
Total liabilities:	62,391	45,227
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, zero shares issued and outstanding as of June 30, 2022 and December 31, 2021	—	—
Common stock, $0.001 par value, 400,000,000 shares authorized; 39,323,230 and 39,036,010 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	39	39
Additional paid-in capital	278,840	276,179
Accumulated deficit	(188,304)	(133,973)
Total stockholders’ equity	90,575	142,245
Total liabilities and stockholders’ equity	$152,966	$187,472